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                                                                   Exhibit 15(o)

                            EATON VANCE GROWTH TRUST


                                  AMENDMENT TO
                                DISTRIBUTION PLAN
                                  ON BEHALF OF
                    EV TRADITIONAL ASIAN SMALL COMPANIES FUND


         Whereas Eaton Vance Distributors, Inc. (the "prior principal underwriter") has served as the Principal Underwriter of Trust shares prior to the effective date of this Amendment, and whereas Eaton Vance Distributors, Inc. (currently named EV Distributors, Inc.) a separate Massachusetts corporation (the "successor principal underwriter") is succeeding to the business of the prior principal underwriter on November 1, 1996, the Trust hereby amends its Distribution Plan of the above fund, by substituting the successor principal underwriter for the prior principal underwriter in the Plan effective November 1, 1996.



                                              ADOPTED: June 24, 1996